Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 Nos. 333-107114 and 333-132036) of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Employee Savings Plan,

(2) Registration Statement (Form S-8 No. 033-64187) of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company Employee Savings Plan, including Post-Effective Amendment No. 1,

(3) Registration Statement (Form S-8 No. 033-64189) of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for the 1995 Lincoln Stock Purchase Plan, including Post-Effective Amendment No. 1,

(4) Registration Statement (Form S-8 No. 333-203602) of Lincoln Electric Holdings, Inc. for the 2015 Equity and Incentive Compensation Plan,

(5) Registration Statement (Form S-8 No. 333-203604) of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Employee Savings Plan (As Amended and restated Effective January 1, 2010), as amended,

(6) Registration Statement (Form S-8 No. 333-215168) of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Restoration Plan,

(7) Registration Statement (Form S-8 No. 333-271467) of Lincoln Electric Holdings, Inc. for the 2023 Equity and Incentive Compensation Plan,

(8) Registration Statement (Form S-8 No. 333-271468) of Lincoln Electric Holdings, Inc. for the 2023 Stock Plan for Non-Employee Directors, and

(9) Registration Statement (Form S-8 No. 333-282920) of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Employee Savings Plan;

of our reports dated February 25, 2026, with respect to the consolidated financial statements and schedule of Lincoln Electric Holdings, Inc. and the effectiveness of internal control over financial reporting of Lincoln Electric Holdings, Inc. included in this Annual Report (Form 10-K) of Lincoln Electric Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Cleveland, Ohio

February 25, 2026